EXHIBIT 23.1



                CONSENT OF PRICEWATERHOUSECOOPERS LLP





     We consent to incorporation by reference in this Registration

Statement on Form S-8 of The Manitowoc Company, Inc.  of our report dated January 25, 2000, except for information in Note 11, for which the date is February 10, 2000 relating to the financial statements,

which appears in the 1999 Annual Report to Shareholders of The

Manitowoc Company, Inc., which is incorporated by reference in The

Manitowoc Company, Inc.'s Annual Report on Form 10-K for the year-

ended December 31, 1999.  We also consent to the incorporation by reference of our report dated January 25, 2000 relating to the financial statement schedule, which appears in such Annual Report on

Form 10-K.









PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

May 11, 2000